Exhibit 10.3

AMENDMENT NO. 1

FOURTH AMENDED AND RESTATED

MORTGAGE BANKING SERVICES AGREEMENT

Amendment No. 1 to Fourth Amended and Restated Mortgage Banking Services Agreement dated September 9, 2026 and effective as of October 1, 2026 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Service Provider”), and PennyMac Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Service Provider and the Company are parties to that certain Fourth Amended and Restated Mortgage Banking Services Agreement, dated as of December 18, 2025 (the “Existing MBS Agreement” and, as amended by this Amendment, the “MBS Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing MBS Agreement.

WHEREAS, the Service Provider and the Company have agreed, subject to the terms and conditions of this Amendment, that the Existing MBS Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing MBS Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Service Provider and the Company hereby agree that the Existing MBS Agreement is hereby amended as follows:

SECTION 1.Section 1.01 of the Existing MBS Agreement is hereby amended by adding to the end of the definition of “Factor” the following:

For the purposes of this definition, “mandatory trade confirmation” and “best efforts lock confirmation” shall have the meanings ascribed to them in the PennyMac Guide, and to the extent the Company purchases any Mortgage Loans from the Service Provider, such Mortgage Loans shall reflect a representative mix of “mandatory trade confirmations” and “best efforts lock confirmations,” as well as a representative mix of underlying characteristics, by reference to all of the Mortgage Loans within the related Loan Category(ies) acquired from Correspondents by the Service Provider, during such quarter.

SECTION 2.Section 1.01 of the Existing MBS Agreement is hereby amended by adding the following definition of “Jumbo Mortgage Loan” in the appropriate alphabetical order:

“Jumbo Mortgage Loan” means a Mortgage Loan purchased by the Service Provider from an approved Correspondent and originated with an unpaid principal balance in excess of the maximum principal balance permitted by the Fannie Mae Guide or Freddie Mac Guide, as applicable.

SECTION 3.Amendments to Exhibit A. Exhibit A of the Existing MBS Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.
SECTION 4.Conditions Precedent. This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
4.1Delivered Documents. On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:
(a)this Amendment, executed and delivered by duly authorized officers of the Service Provider and the Company; and
(b)such other documents as such party or counsel to such party may reasonably request.
SECTION 5.Representations and Warranties. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing MBS Agreement on its part to be observed or performed.
SECTION 6.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing MBS Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 8.Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.
SECTION 9.Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing MBS Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Service Provider:	PENNYMAC LOAN SERVICES, LLC

By: /s/ Douglas E. Jones
Name: Douglas E. Jones
Title: President and Chief Mortgage
Banking Officer

The Company:	PENNYMAC CORP.

By: /s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and
Chief Financial Officer

Signature Page to Amendment No. 1

Fourth Amended and Restated Mortgage Banking Services Agreement

EXHIBIT A

(Compensation)

Fulfillment Fees

The Fulfillment Fee shall be comprised of a Base Fulfilment Fee and a Supplemental Fulfilment Fee.

Base Fulfillment Fee

The aggregate Base Fulfillment Fees for Mortgage Loans during any fiscal quarter shall not exceed:

(a) the product of (i) the sum of $585.00 for each Tier 1 Loan Commitment (other than a Loan Commitment with respect to a Jumbo Mortgage Loan) and $355.00 for each Tier 2 Loan Commitment (other than a Loan Commitment with respect to a Jumbo Mortgage Loan), and (ii) the number of Company Loan Commitments divided by the aggregate number of both Tier 1 Loan Commitments and Tier 2 Loan Commitments, the payment of which shall made no later than the end of the calendar month following the calendar month in which such Company Loan Commitments were issued; plus

(b) the product of (i) the number of Company Purchased Loans divided by the aggregate number of both Tier 1 Purchased Loans and Tier 2 Purchased Loans, and (ii) the sum of $315.00 for each Tier 1 Purchased Loan (other than a Jumbo Mortgage Loan) and $195.00 for each Tier 2 Purchased Loan (other than Jumbo Mortgage Loan), the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Company Purchased Loans were purchased by the Company; plus

(c)  the product of (i) the number of Jumbo Mortgage Loans purchased by the Company from the Service Provider through the Correspondent Lending Program and (ii) $1,050.00, the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Jumbo Mortgage Loans were purchased by the Company.

Supplemental Fulfillment Fee

The aggregate Supplemental Fulfillment Fees for Mortgage Loans during any fiscal quarter, the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Mortgage Loan was sold and/or securitized, shall not exceed:

(a) in the case of all Mortgage Loans that are purchased by the Company and sold to a third-party investor (other than Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans), an amount no greater than the product of (i) $450.00, and (ii) the number of such Mortgage Loans sold to a third-party investor.

(b) in the case of all Mortgage Loans that are purchased by the Company and securitized by the Company (other than Fannie Mae Mortgage Loans and Freddie Mac Mortgage

Loans), an amount no greater than the sum of (x) the product of (i) $40.00, and (ii) the number of such Mortgage Loans securitized and (y) $103,000 (or in the case of an initial securitization of such product type $210,000).